UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 19, 2005

Innovex, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-13143	41-1223933
(Commission File Number)	(I.R.S. Employer Identification No.)

5540 Pioneer Creek Drive
Maple Plain, MN	55359
(Address Of Principal Executive Offices)	(Zip Code)

(763) 479-5300
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 though 8 are not applicable and therefore omitted.

ITEM 1.01             Entry into a Material Definitive Agreement.

2006 Bonus Plan

On October 19, 2005, the Compensation Committee of the Board of Directors of Innovex, Inc. (“the Company”) adopted, and recommended that the Company’s Board of Directors adopt, the Fiscal Year 2006 Innovex, Inc. Bonus Plan (the “Bonus Plan”) under which executive officers of the Company are eligible for cash bonuses.  Also on October 19, 2005, the independent directors of the Company’s Board of Directors ratified the adoption of the Bonus Plan.

The Bonus Plan has two components, corporate objectives and individual objectives.  With respect to corporate objectives, the Compensation Committee has established performance targets to be met related to operating profit, new product development, operating performance of the Company’s expanded Thailand facility, customer satisfaction and employee satisfaction.  In addition, individual objectives for executive officers were established in connection with the Bonus Plan.  If an executive officer meets his or her individual objectives, the executive officer is entitled to an additional cash bonus in an amount determined by the Compensation Committee with respect to each executive officer.  The Company will establish and fund a corporate bonus pool from which cash bonuses relating to the corporate and individual objectives will be made under the Bonus Plan for all participating employees.  The initial amount contributed to the pool will be $300,000.  For each $1 of operating income above $300,000, the Company will make an additional contribution of $0.50 to the bonus pool, up to a maximum of $2.4 million in contributions to the pool.  Executive officers will receive a cash bonus equal to a specified percentage of the bonus pool amount established by the Compensation Committee based upon performance of the executive officer’s individual objectives and the Company’s performance in fiscal year 2006 as against the performance targets and the position of such executive officer with the Company.

Under the Bonus Plan, the Company’s Chief Executive Officer is eligible for a maximum aggregate bonus of up to 120% of his base salary at the end of the 2006 fiscal year if both corporate objectives and individual objectives are achieved.  Under the Bonus Plan, executive officers of the Company, other than the Company’s Chief Executive Officer, are eligible for maximum aggregate bonuses of between up to 70% and up to 80% of such executive officer’s base salary at the end of fiscal year 2006.  To the extent calculated bonus amounts under the Bonus Plan exceed the amount available under the bonus pool, as calculated above, the Compensation Committee will reduce the bonus amounts to be paid.

Employment Agreement with William P. Murnane

On October 19, 2005, the Compensation Committee of the Board of Directors of Innovex, Inc. approved, and recommended that the Board of Directors approve, an employment agreement (the “Agreement”) with William P. Murnane relating to his service as President and Chief Executive Officer of the Company.  Also on October 19, 2005, the independent directors of the Board of Directors of the Company approved the Agreement.  Mr. Murnane has served as the Company’s President and Chief Executive Officer since January 19, 2000.  The following description of the Agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein, is qualified in its entirety by the Agreement.

Pursuant to the Agreement, Mr. Murnane will serve as the Company’s CEO and receive an annual base salary of $330,000 in biweekly installments with a salary review to occur at least once per year.  Under the Agreement, Mr. Murnane will also be eligible for a bonus award pursuant to a bonus plan determined by the Board and subject to the terms of the applicable bonus plan.  Any bonus awarded may take the form of cash or stock options, or a combination thereof, and must be paid within the two and a half months following the end of the fiscal year.  All bonus awards are subject to Mr. Murnane’s continued employment with the Company through the last day of the fiscal year upon which the bonus is based, except where Mr. Murnane’s employment is terminated by the Company for good cause or by Mr. Murnane for good reason, as such terms are defined in the Agreement.  The Company will also reimburse or advance Mr. Murnane his ordinary business expenses and provide Mr. Murnane with an annual vehicle allowance.  Mr. Murnane is also eligible for such other employee benefits as are applicable to other employees of the Company.

If Mr. Murnane terminates his employment for good reason or if the Company terminates Mr. Murnane’s employment for other than good cause and such termination is not related to a change in control, Mr. Murnane will continue to be paid his regular salary and employee benefits for 12 months after the date of termination of employment.  If Mr. Murnane’s employment is terminated without good cause or Mr. Murnane resigns for good reason within 12 months following a change of control, as such term is defined in the Agreement, Mr. Murnane will receive continuation of his base salary for 18 months, payment of the employer share of his group health and dental premiums for up to 18 months and immediate 100% vesting of any unvested stock options.  The change of control benefits are contingent upon Mr. Murnane not resigning within 90 days following a change of control.

If Mr. Murnane’s employment is terminated by reason of Mr. Murnane’s disability, as that term is defined in the Agreement, Mr. Murnane will receive those benefits available to him under disability plans sponsored by the Company, except that if Mr. Murnane is covered under a group short-term disability plan, the Company will continue to pay Mr. Murnane 40% of his base salary for the duration of the short-term disability period and if Mr. Murnane is covered by a long-term disability plan, the Company will not make any additional payments to Mr. Murnane.  If Mr. Murnane’s employment terminates by reason of his death, Mr. Murnane’s estate will be entitled to the biweekly installment of his base salary otherwise due and payable at the end of the biweekly period in which Mr. Murnane dies.

All severance, change of control or other salary continuation benefits will be reduced by other benefits payable to Mr. Murnane by the Company and any unemployment benefits received by Mr. Murnane and will be subject to Mr. Murnane entering into a standard release agreement in favor of the Company and subject to Mr. Murnane’s compliance with his obligations as to the Company’s confidential information, assignment of inventions, non-competition, non-solicitation and non-interference.

ITEM 9.01             Financial Statements And Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of October 19, 2005 between Innovex, Inc. and William P. Murnane. **

** Compensatory plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVEX, INC.

	By:	/s/ Thomas Paulson
Thomas Paulson
Senior Vice President and Chief Financial Officer

Date: October 25, 2005